POWER OF ATTORNEY


Know     all     Persons      by     these
     presents     that     the     undersigned,
      Julie     A     Roach, hereby constitutes
 and appoints each of Joseph J. Bertini, Joni S.
McCabe, Joseph F. Sanzone and Todd L. Throop, signing singly, the undersigned' s true and lawful attorney-in-fact and agent in any and all capacities to:

1.	execute for and behalf of the undersigned,
 in the undersigned's capacity as an officer of
 the Pacholder High Yield Fund, Inc., J.P. Morgan
Access Multi-Strategy Fund, L.L.C. and J.P. Morgan
 Access Multi-Strategy Fund II (the "Companies"),
 Form ID and Forms 3, 4 and 5 in accordance with
the undersigned 's instructions and Section 16(a)
 of the Securities Exchange Act of 1934 and the
rules under that Act.
2.	do and perform any and all acts for and
 on behalf of the undersigned that may be necessary
 or desirable to complete and execute any such Forms
 ID, 3, 4 or 5, complete and execute any amendment
 or amendments to those forms, and timely file those
 forms with the United States Securities and Exchange
 Commission, or similar authority and the Companies;
 and
3.	take any other action of any type whatsoever
 in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain any terms and conditions as the attorney-in-fact may approve in the attorney-in-fact' s discretion.
The undersigned grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present,
 with full power of substitution or revocation.
The undersigned hereby ratifies and confirms all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned grants to each attorney-in-fact full power and authority to delegate any or all of the foregoing powers to any person or persons whom the attorney-in-fact may select. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Companies assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any liabilities that may be associated therewith.

This Power of Attorney shall remain in full force
 and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned' s holdings of, and transactions in, securities issued by the Companies, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as August 14, 2012.

Signature

Julie A. Roach